UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________

FORM 8-K/A

AMENDMENT NO. 2

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	May 13, 2011

HASCO MEDICAL, INC.

 (Exact Name of Registrant as Specified in Its Charter)

Florida	333-58326	65-0924471
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1416 West I-65 Service Road S., Mobile, AL  36693

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (251) 633-4133

___________________________________________________

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Form 8-K is being amended to our filing of our Form 8-K filed May 13, 2011 and amended on July 21, 2011 for the purpose of including additional information regarding the acquisition reported therein.

Item 2.03.             Creation of a Direct Financial Obligation or an Obligation  under an Off-Balance Sheet Arrangement of a Registrant

As part of the purchase price of Mobility Freedom, Inc., on May 13, 2011,, we issued a $2 Million Promissory Note  to Jeff Connor and Patricia Connor, as sellers.  The Note will bear interest of 6% with principal and interest being paid in equal successive monthly installments, each in the amount of   $16, 877.14, commencing on August 1, 2011 and continuing on the same day of each month thereafter for a period of 180 months until all principal and accrued interest has been paid in full. The Note is guaranteed by Hal Compton, Sr., our chairman.

(a)

In order to finance the cash portion of the purchase price of Mobility Freedom, Inc., on May 13, 2011,  we issued a $2 Million Promissory Note to Hal Compton, Sr., our chairman.  The Note will bear interest of 5% with principal and interest being paid in equal successive monthly installments, each in the amount of   $21,213.00 commencing on August 15, 2011 and continuing on the same day of each month thereafter for a period of 120 months until all principal and accrued interest have been paid in full.

Item 9.01.             Financial Statements and Exhibits.

(d)          Exhibits.

4.1	$2 Million Promissory Note between Hasco Medical, Inc. (Borrower) and Jeff & Patricia Connor (Lender)

4.2	$2 Million Promissory Note between Hasco Medical, Inc. (Borrower) and Harold Frederick Compton, Sr. (Lender)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HASCO MEDICAL, INC.

August 1, 2011	By:	/s/ James C. Thomas
James C. Thomas
Chief Financial Officer

EXHIBIT INDEX

4.1	$2 Million Promissory Note between Hasco Medical, Inc. (Borrower) and Jeff & Patricia Connor (Lender)

4.2	$2 Million Promissory Note between Hasco Medical, Inc. (Borrower) and Harold Frederick Compton, Sr. (Lender)